Exhibit 32.2

Certification of Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Todd Wanner, Chief Financial Officer and Treasurer of FB Bancorp, Inc. (the “Company”), certify in my capacity as an officer of the Company that I have reviewed the Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 (the “Report”) and that to the best of my knowledge:

1.
the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 12, 2025 /s/ Todd Wanner

Todd Wanner

Chief Financial Officer and Treasurer